EXHIBIT 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW
ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 P.O. BOX 240 JACKSONVILLE, FL 32201-0240 904.359.2000 TEL 904.359.7699 FAX www.foley.com
November 28, 2007
CLIENT/MATTER NUMBER 051722-0101

Trailer Bridge, Inc.
10405 New Berlin Road, E.
Jacksonville, Florida 32226

Re:	Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Trailer Bridge, Inc. Stock Incentive Plan

Ladies and Gentlemen:

        This opinion is being furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Trailer Bridge, Inc. (the “Company”), under the Securities Act of 1933, as amended, for the registration of 500,000 shares of common stock, par value $0.01, issuable pursuant to the Trailer Bridge, Inc. Stock Incentive Plan (the “Plan”), as amended. The common stock issuable pursuant to the Plan is referred to herein as the “Shares.”

        We have examined and are familiar with the following:

        A.      Amended and Restated Certificate of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Delaware;

        B.       Restated Bylaws, as amended, of the Company;

        C.      The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and

        D.      Such other documents, Company records and matters of law as we have deemed to be pertinent.

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Trailer Bridge, Inc.
November 28, 2007

        Based on the foregoing, it is our opinion that:

        1.      The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

        2.         The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ FOLEY & LARDNER LLP